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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                        -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


                                 Date of Report
                                February 9, 1996


                    UNITED COMPANIES FINANCIAL CORPORATION
            (Exact name of registrant as specified in its charter)

         Louisiana                    1-7067                    71-0430414

      (State or other          (Commission File Number)       (IRS Employer
jurisdiction of incorporation)                             Identification No.)

   4041 Essen Lane, Baton Rouge, Louisiana                            70809
   (Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code              (504) 924-6007

                                Not Applicable
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

         On February 2, 1996, United Companies Financial Corporation (the "Company") signed a Stock Purchase Agreement (the "Agreement") dated as of January 30, 1996, for the sale of all the stock of its wholly-owned subsidiary, United Companies Life Insurance Company ("UCLIC"). The Company's Board of Directors approved the sale to UC Life Holding Corp., an acquisition company formed by Knightsbridge Capital Fund I, L.P., for an aggregate amount of $164 million plus earnings of UCLIC from January 1, 1996, to the closing of the transaction. Knightsbridge, which is a private investment partnership with institutional partners, was formed in 1995 to make equity investments in companies engaged primarily in the life insurance industry. A copy of the Agreement is attached hereto as Exhibit 10 and incorporated herein by reference pursuant to Rule 12b-23 under the Securities Exchange Act of 1934, as amended.

         Under the terms of the Agreement, the sales price is comprised of $109 million in cash and $55 million in UCLIC real estate and other assets to be distributed to the Company prior to the closing. The real estate to be distributed includes portions of the United Plaza office park, including the Company's home office. In addition, the Company will purchase a note from an affiliate of the purchaser for $15 million in cash.

         The purchaser also agreed that UCLIC would continue to be a significant investor in first lien home equity loans originated by the Company's lending operations and that UCLIC's home office operations would be maintained in its present location in Baton Rouge, Louisiana following the closing for at least two years. The Agreement is subject to approval by UCFC's shareholders and regulatory authorities and the satisfaction of other conditions, and provides that the closing will occur on or before July 31, 1996.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)     Financial Statements of Businesses Acquired

         Not applicable.

         (b)     Pro Forma Financial Information

         Not applicable.

         (c)     Exhibits

         10. Stock Purchase Agreement dated as of January 30, 1996 between United Companies Financial Corporation and UC Life Holding Corp. Filed herewith. The exhibits and schedules to this agreement have been omitted and will be furnished upon request. Page 5.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   UNITED COMPANIES FINANCIAL CORPORATION
                                   (Registrant)


Date:      February 9, 1996        By:    /s/ Dale E. Redman
       ------------------------         --------------------------------------
                                        Dale E. Redman, Executive Vice
                                        President and Chief Financial Officer





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                     UNITED COMPANIES FINANCIAL CORPORATION

                                 EXHIBIT INDEX

                                    Form 8-K
                                February 9, 1996

    Exhibit Number                          Description                                   Page No.
    --------------                          -----------                                   --------
          10           Stock Purchase Agreement dated as of January 30,                    5-115
                       1996 between United Companies Financial Corporation,
                       and UC Life Holding Corp.





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